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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-64805) of our report dated January 22, 1999, except with respect to Note F as to which the date is March 16, 1999, included in this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                 /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
  March 24, 1999